EXHIBIT 4.02

Form of Subscription Agreement

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ELIASON FUNDING CORPORATION

TWO-YEAR, FIVE-YEAR AND TEN-YEAR NOTES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933

OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT

ELIASON FUNDING CORPORATION

548 Highway 155

St. Germain, WI 54558

Dear Sirs:

The undersigned hereby subscribes for the aggregate principal amount of two-year, five-year and ten-year notes (“Notes”) of Eliason Funding Corporation (the “Company”) set forth in the Subscription Agreement Signature Page attached hereto, at a minimum initial investment of $5,000 and additional increments of $1,000. Existing investors may subscribe for additional Notes in $1,000 minimums, also with $1,000 increments.

The terms of the offering of the Notes are described in the current Prospectus of the Company (the “Prospectus”), and the undersigned hereby acknowledges that he/she/it has received a copy of the prospectus dated July     , 2005. All Notes are offered subject to prior sale.

The undersigned agrees to treat the Notes as debt for U.S. federal income tax purposes.

The undersigned has enclosed a check in the amount of the subscription made payable to “ELIASON FUNDING CORPORATION.”

Subscriptions generally must be received by the Company no later than                     , p.m. on a business day in order to be invested in the Notes hereby subscribed for as of the same business day.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE WHICH ACCOMPANIES THIS SUBSCRIPTION AGREEMENT AND ENSURE THAT YOUR CHECK IS ENCLOSED.

ELISON FUNDING CORPORATION

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned investor, by executing and delivering this Signature Page and by payment of the purchase price for:

Check All That Apply	Term of Note	Purchase Price (initial minimum $5,000, $1,000 minimum for additional investments; $1,000 increments)
☐	Two-Year Note	$

☐	Five-Year Note	$

☐	Seven-Year Note	$

☐	Ten-Year Note	$

	Aggregate Principal Amount (sum of amounts in column three)	$

(“Notes”) of Eliason Funding Corporation (the “Company”), hereby subscribes for the aggregate principal amount of Notes indicated above. The undersigned agrees to purchase the Notes at a purchase price of $1,000 per Note and make (i) an initial investment in the Notes at the minimum aggregate purchase price of $5,000, or (ii) if the undersigned is an existing investor in the Notes, an additional investment at the aggregate minimum purchase price of $1,000. All incremental investments must be in $1,000 multiples. The undersigned has enclosed a check payable to “ELIASON FUNDING CORPORATION” in the amount set forth above.

		-	-				-
1)	Social Security No.			or	Taxpayer ID No.

2)	Investor(s) Name(s):

3)	Residence Address of Note Holder:

	Street (P.O. Box numbers are not acceptable for residence address)				City	State		Zip

☐	Individual Investor	☐	Community Property	☐	Partnership	☐	Tenants in Common	☐	LLC

☐	Joint Tenants with Right of Survivorship	☐	Estate	☐	UGMA/UTMA (Minor)	☐	Corporation	☐	Trust

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐. Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. Moreover, under penalties of perjury, by signature below I certify that I am a U.S. Person.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust): ☐. Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates. I will deliver the appropriate Form W-8 as instructed by my Financial Advisor.

6)	INVESTOR(S) MUST SIGN

Signature	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.